                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Date of Report:


                                August 7, 1997
                                --------------

                             OMNIPOINT CORPORATION
                             ---------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      0-27442             04-2969720
       --------                      -------             ----------
(State of Incorporation)    (Commission File Number)     (IRS Employer
                                                         Identification No.)



                            3 Bethesda Metro Center
                                   Suite 400
                              Bethesda, MD  20814
                              -------------------
              (Address of principal executive offices) (Zip Code)


                                 (301) 951-2500
                                 --------------
                        (Registrant's telephone number)
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Item 5.  Other Events.
         ------------

          On August 7, 1997, Omnipoint MB Holdings, Inc. ("OMB"), an indirectly-held, wholly-owned subsidiary of Omnipoint Corporation (the "Company"), entered into a credit facility agreement, dated as of July 25, 1997, with Ericsson Inc. and certain other lenders to provide financing to the Company for up to $352.2 million for the purpose of financing the buildout of networks in the Boston and Miami markets, (the "Ericsson Facility"). The Ericsson Facility provides the immediate availability of $202.5 million, of which $100 million was funded to OMB at closing (the proceeds of which were used to make an inter-company loan to the Company). The remaining $150.0 million is dependent on a loan guarantee from a governmental agency. If the loan guarantee is completed before February 4, 1998, the Company will grant Ericsson a five-year exclusive right to supply network equipment for the Boston and Miami markets.

          Under the terms of the Ericsson Facility, OMB is subject to certain financial and operational covenants, including restrictions on OMB's ability to pay dividends, level of indebtedness, and certain other financial maintenance requirements. Additionally, the Ericsson Facility provides that, among other events, the failure of OMB to pay when due amounts owing to the FCC shall constitute an event of default. The Ericsson Facility is secured by substantially of the assets of OMB and the license and operating subsidiaries for the Boston and Miami markets, including a pledge of all capital stock of each such license and operating subsidiaries, as well as all capital stock of OMB.

          The principal amount of portions of the facility financed equipment purchases from Ericsson and certain eligible soft costs is payable in installments beginning 2001, with a final payment due on August 4, 2006. Interest on such amount is payable quarterly (of which a portion of the loan proceeds are available to finance such interest payments). The $100 million portion funded at closing, which has no required principal amortization, matures on August 4, 2007. Interest on such portion is payable semi-annually (which interest may be accreted until August 4, 2003).

                                      -2-
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Item 7.

Financial Statements and Exhibits.
---------------------------------

(c)  Exhibits.

     Exhibit No.                    Description                   Page No.
     -----------                    -----------                   --------

       10.1         Loan Agreement by and among Omnipoint MB
                    Holdings, Inc., Ericsson Inc and certain other lenders named therein, dated
                    July 25, 1997.






SIGNATURES
----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  January 20, 2000                     OMNIPOINT CORPORATION



                                            By:  /s/ Harry Plonskier
                                               -----------------------------
                                               Harry Plonskier
                                               Acting Chief Financial Officer


                                      -3-
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                             OMNIPOINT CORPORATION

                                    FORM 8-K

                                 EXHIBIT INDEX


                                                            Sequentially
Exhibit No.                 Description                     Numbered Pages
-----------                 -----------                     --------------

 10.1          Loan Agreement by and among Omnipoint MB
               Holdings, Inc., Ericsson Inc and certain other lenders named therein, dated
               July 25, 1997.



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